                                                                     Exhibit 3.3

                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                           U-HAUL INTERNATIONAL, INC.


      The undersigned, acting as the incorporator of a corporation in accordance with Section 78.403 of the Nevada General Corporation Law, adopts the following Restated Articles of Incorporation for such corporation:

      1. The name of the corporation is U-Haul International, Inc.

      2. The name and address of the resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

      3. The nature of the business and the objects and purposes to be transacted, promoted, or carried on by the corporation are to engage in any lawful act or activity for which corporations may be organized under the Nevada General Corporation Law including, but not in any way limited to, acting as an accounting clearing house for persons, firms and corporations engaged in the business of the rental of trucks, trailers and general rental equipment.

      4. The corporation shall have all the general and specific powers authorized for corporations in the Nevada General Corporation Law as now or hereafter in effect.

      5. The number of shares of common stock which this corporation is authorized to issue is twenty million (20,000,000) shares with a par value of One Cent ($0.01) per share. In addition to the common stock authorized to be issued by the foregoing sentence, the corporation is authorized to issue five million (5,000,000) shares of preferred stock, with the Board of Directors having authority to issue such shares in one or more series, with par value of One Cent ($0.01) per share, with limited voting powers or without voting powers, and with such designations, preferences, and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof as shall be stated or expressed in the resolution regarding such stock adopted by the Board of Directors pursuant to the authority expressly vested in it by this provision of the Articles of Incorporation, or any amendment hereto.

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       6. For the management of the business, and for the conduct of the affairs of the corporation, and for the further definition, limitation, and regulation of the powers of the corporation and its directors and stockholders, it is further provided:

      A. BOARD OF DIRECTORS. The Board of Directors shall consist of not less than 4 nor more than 8 directors, the exact number of directors to be determined from time to tine solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into four classes, designated Class I, Class 11, Class 111, and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, commencing in 1990, successors to the class of directors whose term expires at the annual meeting shall be elected or reelected for a four-year term.

            If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of stockholders.

            A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

            This Article 6.A may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the stockholders, the notice of which meeting must include the proposed amendment.

      Directors need not be stockholders. The names, addresses class designations, and terms of office of the first members of the Board of Directors are:

                                       2
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
         Name                         Address                Class        Term
Mark V. Shoen                 2727 N. Central Avenue          I           1 year
                              Phoenix, AZ 85004

Edward J. Shoen               2727 N. Central Avenue          I           1 year
                              Phoenix, AZ 85004

Richard J. Herrera            2727 N. Central Avenue          II          2 years
                              Phoenix, AZ 85004

John C. Taylor                2727 N. Central                 III         3 years
                              Phoenix, AZ 85004

W.E. "Hap" Carty              2727 N. Central                 III         3 years
                              Phoenix, AZ 85004

John M. Dodds                 2727 N. Central                 IV          4 years
                              Phoenix, AZ 85004

James P. Shoen                1325 Airmotive Way              IV          4 years
                              Suite 160,
                              Reno, NV 89502

      B. POWERS OF THE BOARD OF DIRECTORS. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

                  (i) To make, alter, amend, and repeal the bylaws, subject to the power of the stockholders to amend the bylaws, which power may be exercised only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the stockholders, the notice of which meeting must include the proposed amendment. This Article 6.B(i) may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the corporation entitled to vote, which vote must by ballot at duly constituted meeting of the stockholders, the notice of which meeting must include the proposed amendment;

                  (ii) Subject to the applicable provisions of the bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open to stockholder inspection. No stockholder shall have any right to inspect any of the accounts, books or

                                       3
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            documents of the corporation, except as permitted by law, unless and until authorized to do so by resolution of the board of Directors or of the stockholders of the corporation;

                  (iii) To authorize and issue, without stockholder consent, obligations of the corporation, secured and unsecured, under such terms and conditions as the Board of Directors, in its sole discretion, may determine, and to pledge or mortgage, as security therefor, any real or personal property of the corporation, including after-acquired property;

                  (iv) To determine whether any and, if so, what part, of the earned surplus of the corporation shall be paid in dividends to the stockholder, and to direct and determine other use and disposition of any such earned surplus;

                  (v) To fix, time time to time, the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose;

                  (vi) To establish bonus, profit-sharing, stock option, or
            other types of incentive compensation plans for the employees, including officers and directors, of the corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

                  (vii) To designate, by resolution or resolutions passed by a majority of the entire Board of Directors, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the bylaws, shall have and may exercise the powers of the Board of Directors;

                  (viii) To provide for the reasonable compensation of its own members, and to fix the terms and conditions upon which such compensation will be paid;

                  (ix) In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and of all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the bylaws of the corporation.

                                       4
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      C. LIMITATION OF DIRECTOR LIABILITY. A director of officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article 6.C shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the unlawful payment of dividends. Any repeal or modification of this Article 6.C by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

      7. The name and post office address of the incorporator is as follows:

        Name                            Address
        ----                            -------
Gary V. Klinefelter             2727 North Central Ave.
                                Phoenix, Arizona  85004

      8. Except as otherwise provided by the board of Directors, no holder of any shares of the stock of the corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

      9. The duration of this corporation shall be perpetual.

      10. The affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock of this corporation entitled to vote shall be required to approve, adopt or authorize:

            A. Any agreement for the merger, consolidation, amalgamation or combination of this corporation with or into any other corporation which is an Interested Stockholder (as hereafter defined);

            B. Any sale, lease, exchange or other disposition to or with this corporation of any assets of any Interested Stockholder;

            C. Any sale, lease, exchange or other disposition by this corporation of all or substantially all of the assets of this corporation to or with an Interested Stockholder;

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            D. Any plan or proposal for liquidation or dissolution of this corporation if any stockholder of this corporation is an Interested Stockholder; or

            E. Any reclassification of securities (including any reverse stock split) or recapitalization of this corporation which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock or convertible securities of this corporation, directly or indirectly owned by an Interested Stockholder.

            As used herein, Interested Stockholder shall mean any person, firm, corporation or other entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any of the above transactions, is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of this corporation. For the purposes hereof, any person, firm, corporation or other entity shall be deemed to be the beneficial owner of any shares of voting stock of this corporation which (i) it has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) are owned, directly or indirectly (including shares deemed owned through the application of clause (i) above), by any other person, firm, corporation or other entity with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock of this corporation, or which is its "affiliate" or "associate" as those terms are defined in the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

            The Board of Directors of this corporation shall have the power and duty, by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, to determine (and such determination shall be conclusive) for the purposes of this Article 10, on the basis of information known to it, whether (i) any person, firm, corporation or other entity is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of this corporation, (ii) any proposed sale, lease, exchange or other disposition involves all or substantially all of the assets of this corporation, or (iii) any person, firm, corporation or other entity has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock of this corporation with any other person, firm, corporation or other entity.

            Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock of this corporation entitled to vote shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, this Article 10.

            The respective two-thirds voting requirements specified above for any of the transactions referred to in any one or more of paragraphs A through E above, or to amend, alter, change or repeal, or to adopt any provision inconsistent with, this Article 10, shall not be applicable to a proposed action which has been approved or recommended by majority of the Disinterested Directors, as used herein, a "Disinterested Director" means (i) any Director named in these Articles of Incorporation as one of the first members of the corporation's Board of Directors, (ii) any Director of the corporation who is elected by the stockholders or appointed by the Board of Directors of this corporation and was not at the time of such election or appointment associated with or an affiliate of an Interested Stockholder directly or indirectly involved in the transaction or proposal before the Board of Directors, or (iii) a person designated, before his election or appointment as a director, as a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

            11. Shareholder action by written consent is prohibited. This
Article 11 may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the stockholders, the notice of which meeting must include the proposed amendment.

      The name and address of the original incorporator was:

                       Gary V. Klinefelter
                       2727 N. Central Ave.
                       Phoenix, Arizona 85004

      IN WITNESS WHEREOF, we have executed the foregoing Re-Stated Articles of Incorporation of U-Haul International, Inc. this 3rd day of August, 1992.

                                /s/ Edward J. Shoen
                                ----------------------------------------------
                                Edward J. Shoen, President

                                /s/ Gary V. Klinefelter
                                ----------------------------------------------
                                Gary V. Klinefelter, Secretary

                                       7
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                             AFFIDAVIT OF AUTHORITY

      Edward J. Shoen and Gary V. Klinefelter, being first duly sworn, deposes and says:

      1. Edward J. Shoen and Gary V. Klinefelter are the duly elected President and Secretary, respectively, of U-Haul International, Inc.

      2. The President and Secretary of U-Haul International, Inc. have been authorized to execute the Restated Articles of Incorporation of U-Haul International, Inc. by resolution of the Board of Directors adopted on August 3, 1992.

      3. The Restated Articles of Incorporation of U-Haul International, Inc. do not alter or amend the Articles of Incorporation in any manner.

      4. The Restated Articles of Incorporation of U-Haul International, Inc. correctly set forth the text of the Articles of Incorporation as amended to the date thereof.

                                                   /s/ Edward J. Shoen
                                                   ----------------------------
                                                   Edward J. Shoen, President

                                                   /s/ Gary V. Klinefelter
                                                   ----------------------------
                                                   Gary V. Klinefelter,
                                                   Secretary


STATE OF ARIZONA        )
                        ) ss
COUNTY OF MARICOPA      )

      I HEREBY CERTIFY that on this 3rd day of August, 1992, Edward J. Shoen and Gary V. Klinefelter, personally appeared before me a Notary Public in and for the State and County aforesaid, who made oath under due form of law that the facts set forth are true and correct to the best of their knowledge and belief.

      I hereunto affix my hand and notarial seal.


                                                /s/ Nancy Jo Beiley
                                                ---------------------------
                                                       Notary Public


[OFFICIAL SEAL OF NANCY JO BEILEY]